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                                    UNITED STATES

                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


        Date of Report (date of earliest event reported):  January 26, 1999



                               WELLS FARGO & COMPANY
               (Exact name of registrant as specified in its charter)


        Delaware                     1-2979                   No. 41-0449260
(State or other jurisdiction    (Commission File              (IRS Employer
     of incorporation)               Number)                Identification No.)


               420 Montgomery Street, San Francisco, California 94163
                (Address of principal executive offices)  (Zip Code)


        Registrant's telephone number, including area code:  1-800-411-4932

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Item 5:   OTHER EVENTS

          On January 26, 1999, Wells Fargo & Company's (Company) Board of Directors authorized the Company to acquire, from time to time, up to an additional eight million shares of Wells Fargo common stock. The Company has approximately 1.6 billion shares outstanding.

          The shares, to be purchased at market price, are part of the Company's systematic pattern of common stock repurchases to meet the periodic common stock issuance requirements for the Company's benefit plans and other stock issuance requirements, including acquisitions accounted for as purchases.




                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on January 29, 1999.

                                   WELLS FARGO & COMPANY



                                   By:  LES L. QUOCK
                                        -------------------------------------
                                        Les L. Quock
                                        Senior Vice President and Controller